UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BONA FILM GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11/F, Guan Hu Garden 3

105 Yao Jia Yuan Road, Chaoyang District

Beijing 100025

People’s Republic of China

(86) 10 5928 3663

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
ordinary shares, par value US$0.0005 per share	The NASDAQ Stock Market LLC*

American Depository Shares, each two representing one ordinary share	The NASDAQ Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Markt LLC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-170657

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is contained in the Registrant’s registration statement on Form F-1 (File No. 333-170657) relating to such securities, originally filed with the Securities and Exchange Commission on November 17, 2010, as amended by any amendments to such registration statement, and by any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2.	Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BONA FILM GROUP LIMITED

	By:	/s/ Dong Yu
	Name:	Dong Yu
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Dated: December 2, 2010